Exhibit 99.13

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned Directors and the Chief Financial Officer of Protective Life Insurance Company, a Tennessee corporation, (“Company”) by his execution hereof or upon an identical counterpart hereof, does hereby constitute and appoint Richard J. Bielen, Max Berueffy or Steven G. Walker, and each or any of them, his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, to execute and sign the following Registration Statements on Form N-4 filed by the Company, with the Securities and Exchange Commission, pursuant to the provisions of the Securities Act of 1933 and the Investment Company Act of 1940:

Protective Dimensions	File No. 333-176657

Protective Dimensions III	File No. 333-212857

Protective Investors Series	File No. 333-190294

Protective Investors Series ADV	File No. 333-220666

Protective Variable Annuity II B Series	File No. 333-201919

Protective Values	File No. 333-112892

Protective Values Advantage	File No. 333-113070

Further, each of the undersigned authorizes said attorney-in-fact, and each of them, to execute and sign any and all post-effective amendments to such Registration Statements, and to file same, with all exhibits and schedules thereto and all other documents in connection therewith, with the Securities and Exchange Commission and with such state securities authorities as may be appropriate, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes of the undersigned might or could do in person, hereby ratifying and confirming all the acts of said attorney-in-fact and agent or any of them which they may lawfully do in the premises or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his hand and sealed this 24th day of April, 2019.

/s/Michael G. Temple	/s/Richard J. Bielen
Michael G. Temple	Richard J. Bielen

/s/Steven G. Walker	/s/Carl S. Thigpen
Steven G. Walker	Carl S. Thigpen

WITNESS TO ALL SIGNATURES:

/s/Max Berueffy
Max Berueffy